Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Qiao Xing Universal Resources, Inc.:
We consent to the incorporation by reference in Registration Statement No. 333-154810 on Form F-3 of our report dated July 08, 2008 except for Note 2(m) which is dated July 15, 2010 on the financial statements of Qiao Xing Universal Resources, Inc. appearing in the 2009 annual report on Form 20-F of Qiao Xing Universal Resources, Inc. and subsidiaries for the year ended December 31, 2007.
/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
July 15, 2010